Exhibit 99.1

NEWS RELEASE

Media Contact: Michele Long Phone (610) 251-1000 mmlong@triumphgroup.com	Investor Relations Contact: Thomas A. Quigley, III Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH GROUP REPORTS THIRD QUARTER FISCAL 2021 RESULTS

Positive Free Cash Flow in the Quarter

Maintains Full Year Fiscal 2021 Net Sales Guidance

BERWYN, Pa. – February 3, 2021 – Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its third quarter of fiscal year 2021, which ended December 31, 2020.

Third Quarter Fiscal 2021

•	Net sales of $426.0 million
•	Operating loss of $35.0 million with operating margin of (8%); adjusted operating income of $38.1 million with adjusted operating margin of 9%
•	Net loss of $68.1 million, or ($1.30) per share; adjusted net income of $4.9 million, or $0.09 per diluted share
•	Cash flow provided by operations of $43.9 million; free cash flow of $37.7 million

Full-Year Fiscal 2021 Net Sales Guidance

•	Net sales between $1.8 - $1.9 billion

“Revenues in Systems & Support increased for the second consecutive quarter driven by higher military volumes and partial rate recovery on Airbus programs. Organic revenue decreased compared to the prior year period due primarily to expected declines in Aerospace Structures associated with planned reductions from our portfolio transformation and the ongoing COVID-19 pandemic,” stated Daniel J. Crowley, Triumph’s chairman, president and chief executive officer.  “We continued executing our plan to exit legacy programs in Aerospace Structures with only the 747-8 remaining to close out later this calendar year.  Revenue from our Systems business now exceeds Structures sales volume.”

Mr. Crowley continued, “Our cash generation in the third quarter demonstrated strong working capital management, the benefits of robust cost reduction actions and lower expenses on 747-8 close-out.  Profitability on an adjusted basis improved sequentially in the quarter, demonstrating measurable recovery towards pre-COVID levels across both business units. Triumph remains focused on protecting the health and safety of our people, conserving cash and partnering with our customers to ensure we are best positioned for recovery for the benefit of all our stakeholders.”

Third Quarter Fiscal Year 2021 Overview

After accounting for the impact of the divestitures, sales for the third quarter of fiscal 2021 were down 32% organically from the comparable prior year period.  The decline was driven by planned reductions on sunsetting and transitioned programs, impacts of the COVID-19 pandemic and resulting production rate decreases primarily on commercial programs, partially offset by increases in military programs.

Third quarter operating loss of $35.0 million included $45.3 million loss on held for sale assets, $23.7 million impairment of rotable inventory driven legacy aircraft retirements and $4.1 million of restructuring costs associated with facility closures.  Net loss for the third quarter of fiscal year 2021 was $68.1 million, or ($1.30) per share.  On an adjusted basis, net income was $5.0 million, or $0.09 per share.

($ millions except EPS)	Pre-tax	After-tax	EPS
Loss from Continuing Operations - GAAP	$(67.4)	$(68.1)	$(1.30)
Loss on sale of assets and businesses (non-cash)	45.3	45.3	0.86
Impairment of rotable inventory (non-cash)	23.7	23.7	0.45
Restructuring costs (cash)	4.1	4.1	0.08
Adjusted Income from Continuing Operations - non-GAAP *	$5.7	$5.0	$0.09

Triumph’s results included the following:

* Differences due to rounding

The number of shares used in computing diluted earnings per share for the third quarter of 2021 was 52.8 million.

Backlog, which represents the next 24 months of actual purchase orders with firm delivery dates or contract requirements, was $2.28 billion, down as expected compared to the prior year period and on a sequential basis due to divestitures, sunsetting programs and recent production rate reductions, but partially offset by military program increases in Systems & Support.

For the third quarter of fiscal 2021, cash flow provided by operations was $43.9 million, reflecting improved working capital and operating margins and included liquidation of approximately $10.0 million in prior period advances against current period deliveries.

Outlook

Based on anticipated aircraft production rates and MRO demand, including the impacts of pending program exits and no extended shut-down of operations due to the pandemic, the Company continues to expect that net sales for fiscal year 2021 will be approximately $1.8 to $1.9 billion.

The Company expects cash flow to be break even to positive in the fourth quarter of the fiscal year.  Therefore, the Company expects cash used in operations and free cash use for the full fiscal year to be on par or moderately lower than the first nine months.

The Company’s outlook excludes the impact of the pending sale of our Composite businesses and any potential future divestitures.

Conference Call

Triumph will hold a conference call today, February 3rd, at 8:30 a.m. (ET) to discuss the third quarter of fiscal year 2021 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com.  A slide presentation will be included with the audio portion of the webcast, and the presentation has been posted on the Company’s website at http://ir.triumphgroup.com/QuarterlyResults. An audio replay will be available from February 3rd to February 10th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #5669003.

About Triumph

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings.  All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

Widespread health developments, including the recent global coronavirus (COVID-19), and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) could adversely and materially affect, among other things, the economic and financial markets and labor resources of the countries in which we operate, our manufacturing and supply chain operations, commercial operations and sales force, administrative personnel, third-party service providers, business partners and customers and the demand for our products, which could result in a material adverse effect on our business, financial conditions and results of operations.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
CONDENSED STATEMENTS OF OPERATIONS	2020	2019 (1)	2020	2019 (1)
Net sales	$425,994	$704,666	$1,402,886	$2,207,007
Cost of sales (excluding depreciation shown below)	340,753	546,282	1,116,668	1,750,751
Selling, general & administrative	48,747	65,974	162,189	194,512
Depreciation & amortization	22,119	29,843	72,819	104,112
Impairment of long-lived assets	—	—	252,382	—
Restructuring costs	4,071	4,744	32,747	13,490
Legal judgment gain, net of expenses	—	(3,857)	—	(9,257)
Loss on sale of assets and businesses, net	45,273	60,019	46,020	55,190
Operating (loss) income	(34,969)	1,661	(279,939)	98,209
Interest expense and other, net	44,881	33,178	132,344	96,069
Non-service defined benefit income	(12,432)	(14,799)	(37,275)	(56,025)
Income tax expense	698	(3,512)	2,383	12,213
Net (loss) income	$(68,116)	$(13,206)	$(377,391)	$45,952
(Loss) earnings per share - basic:
Net (loss) income	$(1.30)	$(0.26)	$(7.24)	$0.92
Weighted average common shares outstanding - basic	52,488	50,395	52,126	50,074
(Loss) earnings per share - diluted:
Net (loss) income	$(1.30)	$(0.26)	$(7.24)	$0.91
Weighted average common shares outstanding - diluted	52,488	50,395	52,126	50,591
Dividends declared and paid per common share	$—	$0.04	$—	$0.12
(1) As adjusted

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

BALANCE SHEETS	Unaudited December 31, 2020	Audited March 31, 2020 (1)
Assets
Cash and cash equivalents	$477,276	$485,463
Accounts receivable, net	167,694	359,487
Contract assets	158,289	244,417
Inventory, net	446,208	452,976
Assets held for sale	71,177	—
Prepaid and other current assets	17,857	19,289
Current assets	1,338,501	1,561,632
Property and equipment, net	356,107	418,141
Goodwill	521,416	513,527
Intangible assets, net	113,040	381,968
Other, net	72,858	105,065
Total assets	$2,401,922	$2,980,333
Liabilities & Stockholders' Deficit
Current portion of long-term debt	$6,090	$7,336
Accounts payable	195,300	457,694
Contract liabilities	167,772	295,320
Accrued expenses	224,367	227,403
Liabilities related to assets held for sale	45,826	—
Current liabilities	639,355	987,753
Long-term debt, less current portion	2,013,255	1,800,171
Accrued pension and post-retirement benefits, noncurrent	570,609	660,065
Deferred income taxes, noncurrent	8,028	7,439
Other noncurrent liabilities	240,505	306,169
Stockholders' Deficit:
Common stock, $.001 par value, 100,000,000 shares authorized, 55,309,922 and 52,460,920 shares issued	55	52
Capital in excess of par value	835,193	804,830
Treasury stock, at cost, 334,863 and 602,831 shares	(18,037)	(36,217)
Accumulated other comprehensive loss	(706,169)	(746,448)
Accumulated deficit	(1,180,872)	(803,481)
Total stockholders' deficit	(1,069,830)	(781,264)
Total liabilities and stockholders' deficit	$2,401,922	$2,980,333
(1) As adjusted

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

	Nine Months Ended December 31,
	2020	2019
Operating Activities
Net (loss) income	$(377,391)	$45,952
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	72,819	104,112
Impairment of long-lived assets	252,382	—
Amortization of acquired contract liability	(35,017)	(56,153)
Loss on sale of assets and businesses	46,020	55,190
Curtailments and special termination benefits gain, net	—	(14,373)
Other amortization included in interest expense	21,912	9,114
Provision for credit losses	4,890	632
Provision for deferred income taxes	—	8,108
Share-based compensation	9,086	8,245
Changes in other assets and liabilities, excluding the effects of acquisitions and divestitures:
Trade and other receivables	169,744	72,278
Contract assets	55,170	53,047
Inventories	(2,152)	(67,764)
Prepaid expenses and other current assets	1,041	11,315
Accounts payable, accrued expenses, and contract liabilities	(375,967)	(143,718)
Accrued pension and other postretirement benefits	(36,838)	(45,702)
Other, net	(1,570)	(995)
Net cash (used in) provided by operating activities	(195,871)	39,288
Investing Activities
Capital expenditures	(18,988)	(27,250)
Proceeds from sale of assets and businesses	2,380	49,956
Net cash (used in) provided by investing activities	(16,608)	22,706
Financing Activities
Net decrease in revolving credit facility	(400,000)	(215,000)
Proceeds from issuance of long-term debt	713,900	570,980
Retirement of debt and finance lease obligations	(95,439)	(433,197)
Payment of deferred financing costs	(20,215)	(17,545)
Dividends paid	—	(6,005)
Repurchase of restricted shares for minimum tax obligations	(552)	(1,179)
Net cash provided by (used in) financing activities	197,694	(101,946)
Effect of exchange rate changes on cash	6,598	739
Net change in cash and cash equivalents	(8,187)	(39,213)
Cash and cash equivalents at beginning of period	485,463	92,807
Cash and cash equivalents at end of period	$477,276	$53,594

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
SEGMENT DATA	2020	2019	2020	2019
Net sales:
Systems & Support	$264,120	$338,924	$758,178	$1,005,502
Aerospace Structures	162,410	368,972	649,065	1,210,729
Elimination of intersegment sales	(536)	(3,230)	(4,357)	(9,224)
	$425,994	$704,666	$1,402,886	$2,207,007
Operating (loss) income:
Systems & Support	$19,010	$57,434	$74,033	$163,820
Aerospace Structures	4,445	18,039	(254,187)	43,930
Corporate	(54,745)	(70,857)	(90,699)	(101,296)
Share-based compensation expense	(3,679)	(2,955)	(9,086)	(8,245)
	$(34,969)	$1,661	$(279,939)	$98,209
Operating margin %
Systems & Support	7.2%	17.0%	9.8%	16.3%
Aerospace Structures	2.7%	4.9%	(39.2%)	3.6%
Consolidated	(8.2%)	0.2%	(20.0%)	4.5%

Depreciation and amortization^:
Systems & Support	$8,353	$8,075	$24,830	$24,314
Aerospace Structures	12,777	20,921	297,719	77,265
Corporate	989	847	2,652	2,533
	$22,119	$29,843	$325,201	$104,112
Amortization of acquired contract liabilities:
Systems & Support	$(4,306)	$(8,377)	$(11,569)	$(26,126)
Aerospace Structures	(2,561)	(8,220)	(23,448)	(30,027)
	$(6,867)	$(16,597)	$(35,017)	$(56,153)
Capital expenditures:
Systems & Support	$2,308	$3,929	$11,819	$12,355
Aerospace Structures	3,718	5,910	6,368	13,915
Corporate	158	416	801	980
	$6,184	$10,255	$18,988	$27,250
^ includes long-lived asset impairment charge

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the “SEC”) guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA and Adjusted EBITDAP, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and special termination benefits, legal settlements, depreciation and amortization and Adjusted EBITDA, less pension & other postretirement benefits. We disclose Adjusted EBITDA and Adjusted EBITDAP on a consolidated and Adjusted EBITDAP an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measure and as such we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP.  Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as substitutes for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business.  We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses.  Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization.  Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•

Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units.  We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•

Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•

Non-service defined benefit income (inclusive of the adoption of ASU 2017-07 and certain pension related transactions such as curtailments, settlements, early retirement or other incentives) may be useful to investors to consider because they represent the cost of post-retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits.  We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations.

•

Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•

Amortization expense and nonrecurring asset impairments (including goodwill, intangible asset impairments, and nonrecurring rotable inventory impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of tradenames, product rights, licenses, or, in the case of goodwill, other assets that are not individually identified and separately recognized under U.S. GAAP, or, in the case of nonrecurring asset impairments, the impact of unusual and nonrecurring events affecting the estimated recoverability of existing assets. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure,

•

Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•

Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):	2020	2019 (1)	2020	2019 (1)
Net (loss) income	$(68,116)	$(13,206)	$(377,391)	$45,952
Add-back:
Income tax expense	698	(3,512)	2,383	12,213
Interest expense and other, net	44,881	33,178	132,344	96,069
Curtailment gain & special termination, net	—	—	—	(14,373)
Union incentives	—	1,400	—	7,071
Loss on sale of assets and businesses, net	45,273	60,019	46,020	55,190
Impairment of rotable inventory	23,689	—	23,689	—
Legal judgment gain, net of expenses	—	(3,857)	—	(9,257)
Amortization of acquired contract liabilities	(6,867)	(16,597)	(35,017)	(56,153)
Depreciation and amortization^	22,119	29,843	325,201	104,112
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$61,677	$87,268	$117,229	$240,824
Non-service defined benefit income (excluding settlements)	(12,432)	(14,799)	(37,275)	(41,652)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$49,245	$72,469	$79,954	$199,172
Net sales	$425,994	$704,666	$1,402,886	$2,207,007
Net (loss) income margin	(16.0%)	(1.9%)	(26.9%)	2.1%
Adjusted EBITDAP margin	11.7%	10.5%	5.8%	9.3%
(1) As adjusted
^ includes long-lived asset impairment charge in the first quarter of fiscal 2021

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2020
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(68,116)
Add-back:
Non-service defined benefit income	(12,432)
Income tax expense	698
Interest expense and other, net	44,881
Operating (loss) income	$(34,969)	$19,010	$4,445	$(58,424)
Loss on sales of assets & businesses, net	45,273	—	—	45,273
Impairment of rotable inventory	23,689	23,689	—	—
Amortization of acquired contract liabilities	(6,867)	(4,306)	(2,561)	—
Depreciation and amortization	22,119	8,353	12,777	989
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$49,245	$46,746	$14,661	$(12,162)
Net sales	$425,994	$264,120	$162,410	$(536)
Adjusted EBITDAP margin	11.7%	18.0%	9.2%	n/a

	Nine Months Ended December 31, 2020
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(377,391)
Add-back:
Non-service defined benefit income	(37,275)
Income tax expense	2,383
Interest expense and other, net	132,344
Operating income (loss)	$(279,939)	$74,033	$(254,187)	$(99,785)
Loss on sales of assets & businesses, net	46,020	—	—	46,020
Impairment of rotable inventory	23,689	23,689	—	—
Amortization of acquired contract liabilities	(35,017)	(11,569)	(23,448)	—
Depreciation and amortization^	325,201	24,830	297,719	2,652
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$79,954	$110,983	$20,084	$(51,113)
Net sales	$1,402,886	$758,178	$649,065	$(4,357)
Adjusted EBITDAP margin	5.8%	14.9%	3.2%	n/a
^ includes long-lived asset impairment charge in the first quarter of fiscal 2021

*Operating loss at Corporate includes share-based compensation expense.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2019 (1)
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(13,206)
Add-back:
Non-service defined benefit income	(14,799)
Income tax expense	(3,512)
Interest expense and other, net	33,178
Operating (loss) income	$1,661	$57,434	$18,039	$(73,812)
Loss on sales of assets & businesses, net	60,019	—	—	60,019
Legal judgment gain, net of expenses	(3,857)	—	—	(3,857)
Union incentives	1,400	—	1,400	—
Amortization of acquired contract liabilities	(16,597)	(8,377)	(8,220)	—
Depreciation and amortization	29,843	8,075	20,921	847
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$72,469	$57,132	$32,140	$(16,803)
Net sales	$704,666	$338,924	$368,972	$(3,230)
Adjusted EBITDAP margin	10.5%	17.3%	8.9%	n/a

(1) As adjusted

	Nine Months Ended December 31, 2019 (1)
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net income	$45,952
Add-back:
Non-service defined benefit income	(56,025)
Income tax expense	12,213
Interest expense and other, net	96,069
Operating (loss) income	$98,209	$163,820	$43,930	$(109,541)
Loss (gain) on sales of assets & businesses, net	55,190	—	(10,121)	65,311
Legal judgment gain, net of expenses	(9,257)	—	—	(9,257)
Union incentives	7,071	—	7,071	—
Amortization of acquired contract liabilities	(56,153)	(26,126)	(30,027)	—
Depreciation and amortization	104,112	24,314	77,265	2,533
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$199,172	$162,008	$88,118	$(50,954)
Net sales	$2,207,007	$1,005,502	$1,210,729	$(9,224)
Adjusted EBITDAP margin	9.3%	16.5%	7.5%	n/a

(1) As adjusted

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP.  The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended December 31, 2020
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(67,418)	$(68,116)	$(1.30)
Adjustments:
Loss on sale of assets and businesses	45,273	45,273	0.86
Impairment of rotable inventory	23,689	23,689	0.45
Restructuring costs	4,071	4,071	0.08
Adjusted income from continuing operations - non-GAAP	$5,615	$4,917	$0.09

	Nine Months Ended December 31, 2020
	Pre-Tax	After-Tax	EPS
Loss from continuing operations - GAAP	$(375,008)	$(377,391)	$(7.24)
Adjustments:
Impairment of long-lived assets	252,382	252,382	4.84
Restructuring costs	32,747	32,747	0.63
Loss on sale of assets and businesses	46,020	46,020	0.88
Impairment of rotable assets	23,689	23,689	0.45
Refinancing costs	15,305	15,305	0.29
Adjusted loss from continuing operations - non-GAAP*	$(4,865)	$(7,248)	$(0.14)
* Differences due to rounding

(1) As adjusted

	Three Months Ended December 31, 2019 (1)
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(16,718)	$(13,206)	$(0.26)
Adjustments:
Loss on sale of assets and businesses, net	60,019	47,415	0.94
Curtailment gain & special termination, net	—	—	-
Legal judgment gain, net	(3,857)	(3,047)	(0.06)
Union incentives	1,400	1,106	0.02
Restructuring costs	4,744	3,748	0.07
Refinancing costs	3,030	2,394	0.05
Adjusted income from continuing operations - non-GAAP	$48,618	$38,410	$0.76

(1) As adjusted

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

	Nine Months Ended December 31, 2019 (1)
	Pre-Tax	After-Tax	Diluted EPS
Income from continuing operations - GAAP	$58,165	$45,952	$0.91
Adjustments:
Loss on sale of assets and businesses, net	55,190	43,600	0.86
Curtailment gain & special termination, net	(14,373)	(11,355)	(0.22)
Legal judgment gain, net	(9,257)	(7,313)	(0.14)
Union incentives	7,071	5,586	0.11
Restructuring costs	13,490	10,657	0.21
Refinancing cost	3,030	2,394	0.05
Adjusted income from continuing operations - non-GAAP*	$113,316	$89,521	$1.77
* Differences due to rounding

(1) As adjusted

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Operating (loss) income - GAAP	$(34,969)	$1,661	$(279,939)	$98,209
Adjustments:
Loss on sale of assets and businesses, net	45,273	60,019	46,020	55,190
Impairment of long-lived assets	—	—	252,382	—
Impairment of rotable inventory	23,689	—	23,689	—
Restructuring costs	4,071	4,744	32,747	13,490
Legal judgment gain, net	—	(3,857)	—	(9,257)
Union incentives	—	1,400	—	7,071
Adjusted operating income - non-GAAP	$38,064	$63,967	$74,899	$164,703
Adjusted operating margin	8.9%	9.1%	5.3%	7.5%

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Cash provided by (used in) operating activities	$43,852	$49,881	$(195,871)	$39,288
Less:
Capital expenditures	(6,184)	(10,255)	(18,988)	(27,250)
Free cash flow (use)	$37,668	$39,626	$(214,859)	$12,038